EXHIBIT 3.1

CERTIFICATE OF AMENDMENT

TO THE

THIRTEENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

UTSTARCOM, INC.

UTSTARCOM, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.             The name of the corporation is UTStarcom, Inc. (the “Corporation”).  The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was on June 10, 1991 and was originally under the name Unitech Industries Inc.

2.             This Certificate of Amendment sets forth an amendment to the Thirteenth Amended and Restated Certificate of Incorporation of the Corporation which was duly adopted by the vote of the required number of shares of outstanding stock of the Corporation entitled to vote thereon in accordance with the provisions of Sections 216 and 242 of the General Corporation Law of the State of Delaware.

3.             Paragraph 1 of Section 4 of Article IV of the Thirteenth Amended and Restated Certificate of Incorporation is hereby amended in full to be and read as follows:

                    “FOURTH             This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock (“Common”) and Preferred Stock (“Preferred”).  The total number of shares of Common this Corporation shall have authority to issue is 750,000,000 with a par value of $0.00125 per share.  The total number of shares of Preferred this Corporation shall have authority to issue is 5,000,000 with a par value of $0.00125 per share.”

IN WITNESS WHEREOF, UTStarcom, Inc. has caused this certificate to be signed by Hong Liang Lu, its President, Chief Executive Officer and Chairman of the Board of Directors and attested by Carmen Chang, its Assistant Secretary, this 29th day of September, 2003.

UTStarcom, Inc.,
a Delaware corporation

By:	/s/ Hong Li-ang Lu
Hong Liang Lu
President, Chief Executive Officer and
Chairman of the Board of Directors

Attest:

By:	/s/ Carmen Chang
Carmen Chang
Assistant Secretary

THIRTEENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

UTSTARCOM, INC.

UTStarcom, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.             The name of the corporation is UTStarcom, Inc.  UTStarcom, Inc. was originally incorporated under the name Unitech Industries Inc. and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on June 10, 1991.

2.             Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Thirteenth Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Corporation’s Certificate of Incorporation.

3.             The terms and provisions of this Thirteenth Amended and Restated Certificate of Incorporation have been duly approved by written consent of the required number of shares of outstanding stock of the Corporation pursuant to Subsection 228(a) of the General Corporation Law of the State and written notice pursuant to Subsection 228(d) of the General Corporation Law of the State has been given to those stockholders whose written consent has not been obtained.

4.             The text of the Thirteenth Amended and Restated Certificate of Incorporation reads in its entirety as follows:

FIRST.                   The name of the Corporation is UTStarcom, Inc.

SECOND.              The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange St., Wilmington, County of New Castle, Delaware  19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD.                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.              This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock (“Common”) and Preferred Stock (“Preferred”).  The total number of shares of Common this Corporation shall have authority to issue is 250,000,000 with a par value of $0.00125 per share.  The total number of shares of Preferred this Corporation shall have authority to issue is 5,000,000 with a par value of $0.00125 per share.

The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)           the number of shares constituting that series and the distinctive designation of that series;

(b)           the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c)           whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d)           whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e)           whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f)            whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund; and

(g)           the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series.

FIFTH.

A.            The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors.  Prior to the closing of the first sale of Common Stock of the Corporation pursuant to a registration statement declared effective by the Securities and Exchange Corporation under the Securities Act of 1933, as amended, the number of directors which shall constitute the whole Board of Directors shall be fixed in the manner designated in the Bylaws of the Corporation.

B.            At any time following the closing of the first sale of Common Stock of the Corporation pursuant to a registration statement declared effective by the Securities and Exchange Corporation under the Securities Act of 1933, as amended, the number of directors which constitute the whole Board of Directors of the Corporation shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.  The Board of Directors shall be divided into three classes designated as Class I, Class II, and Class III, respectively.  Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors.  At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years.  At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years.  At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years.  At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

C.            In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

D.            Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the corporation.

E.             Vacancies created by newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director

SIXTH.

A.            To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

B.            The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

C.            Neither any amendment nor repeal of this Article SIXTH, nor the adoption of any provision of this Corporation’s Certificate of Incorporation inconsistent with this Article SIXTH, shall eliminate or reduce the effect of this Article SIXTH, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article SIXTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

SEVENTH.            The Corporation is to have perpetual existence.

EIGHTH.

A.            Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide.  The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

B.            At any time following the closing of the first sale of Common Stock of the Corporation pursuant to a registration statement declared effective by the Securities and Exchange Corporation under the Securities Act of 1933, as amended, stockholders of the Corporation may not take any action by written consent in lieu of a meeting and any action contemplated by stockholders after such time must be taken at a duly called annual or special meeting of stockholders.

C.            Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

NINTH.                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, this Certificate has been signed this 8th day of March, 2000.

UTSTARCOM, INC.,
a Delaware corporation

/s/ Hong Liang Lu
Hong Liang Lu
President and Chief Executive Officer

ATTEST:

/s/ Carmen Chang
Carmen Chang
Assistant Secretary